Exhibit 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

BETWEEN
ORIGIN BANCORP, INC.
AND
__________________________________

THIS AGREEMENT is entered into on this the ____ day of ____________, 20___, by and between ORIGIN BANCORP, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter the “Company”), and ____________________, an individual resident of ______________, Louisiana (hereinafter “Optionee”).
WITNESSETH:
WHEREAS, Optionee is employed by the Company or a subsidiary thereof; and

WHEREAS, pursuant to offer letter dated _____________, 20__, a copy of which is attached hereto as Exhibit “A,” the compensation package offered to Optionee included an option to purchase certain common stock of the Company; and
WHEREAS, Optionee was granted an option for the purchase of _____ shares of Common Stock of the Company (the “Option”) upon his commencement of employment; and
WHEREAS, the Company and Optionee desire to document the Option and to set out, in writing, their agreement as to the terms and conditions of the Option as previously granted.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties document their agreement with respect to the Option as follows:
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the respective meanings specified below unless the context clearly indicates to the contrary.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Change in Control” shall mean a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined for purposes of Section 409A of the Code in the rulings, regulations and other guidance issued thereunder as currently in effect and as may hereafter from time to time be amended.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” shall mean the Five Dollar ($5.00) per share par value, voting common stock of the Company.

(e)	“Grant Date” shall mean ____________, 20___, the date on which Optionee’s employment with the Company or a subsidiary thereof commenced and the Option was granted.

(f)	“Option” shall mean the option to purchase Common Stock of the Company previously granted to Optionee on the Grant date and documented pursuant to this Agreement.

(g)
“Option Price” shall mean the price at which the Common Stock may be purchased pursuant to the Option. In no event shall the Option Price be less than the fair market value of the Common Stock on the Grant Date.

(h)
“Successor Entity” shall mean any person or entity which acquires or succeeds to the business of the Company, whether by way of merger, consolidation, sale of assets or other business combination or otherwise.

(i)
“Termination of Employment” shall mean the time when Optionee ceases to be employed by the Company, any subsidiary of the Company or any Successor Entity for any reason including, but not limited to, termination by resignation or discharge, death, disability or retirement. The determination of whether a “Termination of Employment” has occurred and the effect of a leave of absence or other leave shall be made in accordance with the provisions of Section 409A of the Code and Treasury Regulations Section 1.409A-1(h)(1).

2.    Terms of Option.

(a)
On the Grant Date, the Company irrevocably granted to Optionee the Option to purchase any part or all of an aggregate of ______________ (_____) shares (the “Option Shares”) of Common Stock, the terms and conditions of which are documented by and set forth in this Agreement.

(b)
The Option Price of the Option Shares shall be _____________ and no/100 Dollars ($___.00) per Option Share, without commission or other charge, which price is not less than the fair market value of the Option Shares on the Grant Date.

(c)
In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or a Successor Entity by reason of merger, consolidation, corporate reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the Board, or the governing body of any Successor Entity, shall make an appropriate and equitable adjustment in the number and kind of Option Shares as to which the Option is then unexercised, so that, after such event, the Option Shares as to which the Option is then unexercised shall represent the same potential ownership interest in the Company (or that part of a Successor Entity which consists of the Company) immediately after such event as they represented immediately before such event. Such adjustment shall be made without change in the total price applicable to any then unexercised portion of the Option (except for any change in the aggregate price resulting from the rounding of fractional shares) and with any necessary corresponding adjustment in the Option Price per share. In no event shall the Option Shares include any fractional share or other security, and any fractions resulting from any such adjustment shall be rounded to the nearest whole share. Any such adjustment by the Board or such governing body shall be conclusive and shall bind Optionee, the Company and its subsidiaries and other affiliates, any Successor Entity and any other interested persons. The Board may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with any adjustment pursuant to this Section 2(c), including but not limited to provisions to insure that any such adjustment shall be conditioned on the consummation of the contemplated corporate transaction.

(d)	The Option is subject to such amendments or modifications as the Board may from time to time deem necessary to comply with applicable laws or regulations.

3.    Period of Exercisability.

(a)
The Option becomes exercisable, and Optionee may elect to exercise the Option, as to particular Option Shares only after the Option has become vested as to such Option Shares. Subject to Section 3(f), the Option will become vested as to the Option Shares

[Chose one of following alternatives or insert other vesting provisions]
in increments of _________ percent (___%) per year (_________ shares) beginning on _____________, 20__ and continuing on ______________ of each succeeding year thereafter until all Option Shares subject to the Option have become fully vested.
--OR--
in full on the __________ anniversary of the Grant Date.
--OR--
in accordance with the following schedule:

Vesting Date	Shares or Percentage Vested
________, 20__	___________
________, 20__	___________
________, 20__	___________
________, 20__	___________

(b)
The Optionee must be employed by the Company or a subsidiary thereof on the vesting dates provided in Section 3(a) above in order for the Option to become vested and exercisable as to the particular Option Shares scheduled to become vested on that date. The portion of the Option which is not vested at Optionee’s Termination of Employment, if any, shall be forfeited and shall not thereafter become vested or exercisable.

(c)	Once Option Shares become vested, such Option Shares shall be exercisable by Optionee and will remain exercisable until they terminate or expire as provided in Section 3(d) or (e).

(d)
The Option shall expire as to each incremental portion that has vested pursuant to Section 3(a) and may not thereafter be exercised to any extent by anyone after the first to occur of the following events:

(i)    the expiration of the ten (10) year period beginning on the date of the vesting of the incremental portion of the Option pursuant to Section 3(a) above; or
(ii)    the Optionee’s Termination of Employment for any reason other than retirement, death or disability.

(e)
Subject to the ten (10) year period in Section 3(d)(i) above, in the event of a Termination of Employment due to retirement, death or disability, the incremental portion of the Option that has vested as of the date of such Termination of Employment shall not expire but shall remain exercisable as follows:

(i)    In the event of Termination of Employment due to retirement or disability, Optionee will retain the same rights under this Option Agreement to exercise the portion of the Option vested as of the date of such Termination of Employment as existed immediately before such retirement or disability, which shall continue until such right expires under the provisions of Section 3(d)(i). In the event of the death of Optionee while retired or disabled and prior to exercise of the Option, the Option will be exercisable in the same manner, and only during the period, as provided in Section 3(e)(ii) below.
(ii)    In the event of Termination of Employment due to death of Optionee, the vested portion of the Option shares may be exercisable by Optionee’s legal successors (by will, descent or distribution) for the one (1) year period following Optionee’s death. At the expiration of said one (1) year period, the Option shall expire and this Agreement shall terminate and be null and void.

(f)
In the event of a Change in Control of the Company, the Option shall become fully vested and exercisable as to all Option Shares on the effective date of such Change in Control, notwithstanding the vesting schedule under Section 3(a) hereof.

4.    Exercise of Options.

(a)
During the lifetime of Optionee, only Optionee or his guardian or legal representative may exercise the Option, or any portion thereof. Following the death of Optionee, any exercisable portion of the Option may, prior to the time the Option expires under Paragraph 3(e)(ii) above, be exercised by Optionee’s legal representative or by any person empowered to do so under Optionee’s will or under the then applicable laws of descent and distribution.

(b)
The Option, to the extent vested, may be exercised in whole or in part, provided exercise in part must be in multiples of ten (10) shares, or if the balance of shares unexercised is less than ten (10) shares then an amount equal to the balance.

(c)
The Option, or the portion thereof then exercisable, may be exercised, subject to registration or qualification of the Option Shares to be received on any such Option exercise under any federal or state law and the rules and regulations of governmental authorities thereunder as the Board may deem necessary or advisable, by delivery to the office of the Secretary of the Company of all of the following prior to the time when the Option expires under Section 3(d) or (e) hereof:

(i)    Notice in writing signed by the Optionee or the other person then entitled to exercise the Option, stating that the Option or a portion thereof is thereby exercised. Such notice shall comply with all applicable rules established by the Board, including a statement of the number of shares to be purchased. If the Option is to be exercised by the participant’s representative pursuant to Section 4(a) hereof, such proof of the representative’s authority must also be provided to the Company as shall be determined by the Board.
(ii)    Payment in full of the Option Price for the number of Option Shares being purchased under the Option. Such payment must accompany the notice of exercise or be paid to the Company within thirty (30) days of the date of such notice. Payment of the Option Price may be made (i) in cash, (ii) in shares of Common Stock previously owned by Optionee at the stock’s then fair market value, (iii) by instructing the Company to withhold from the Common Stock to be issued on such exercise a sufficient number of shares, at the then-

current fair market value of such shares, to cover the Option Price, or (iv) any combination of the preceding, at the election of the Optionee.

(d)
As soon as administratively feasible after receipt of the notice and payment in full of the Exercise Price as provided in Section 4(c), the Company shall issue and deliver to Optionee a certificate representing the shares of Common Stock as to which the Option has been exercised, or the net shares in the event the Company has been instructed by Optionee to withhold shares for the payment of the Option Price and/or taxes.

(e)
The Option Shares, or any part thereof, issued under the Option may be either previously authorized but unissued shares or issued shares held in treasury of the Company. The Option Shares, when issued or delivered pursuant to any exercise of the Option, shall be fully paid and nonassessable.

(f)
Optionee as such shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Option Shares unless and until such Option Shares have been issued or delivered by the Company to Optionee in accordance with this Agreement.

(g)
The Company is authorized to withhold in accordance with applicable law, from any regular cash compensation payable to Optionee, any taxes required to be withheld by the Company under Federal, State or local law, as a result of exercise under the Option. Alternatively, Optionee may instruct the Company to withhold from the Common Stock to be issued on exercise a sufficient number of shares, at the then-current fair market value of such shares to cover the Company’s withholding obligation.

5.    Miscellaneous.

(a)
The Board shall have the power to interpret this Agreement and the Option and to adopt, amend or revoke such rules for the administration, interpretation and application of this Agreement and the Option as are consistent therewith. All actions taken and all interpretations and determinations made by the Board in good faith shall be conclusive and shall be binding on Optionee, the Company and its subsidiaries, any Successor Entity and any other interested persons. No member of the Board shall be personally liable for any action or determination made in good faith with respect to this Agreement or the Option.

(b)
Nothing in this Agreement shall confer on Optionee any right to continue in the employment of the Company, or any of the Company’s subsidiaries or other affiliates (or any Successor Entity), or shall interfere with, restrict or limit in anyway the rights of the Company or any of the Company’s subsidiaries or other affiliates (or any Successor Entity) to discharge Optionee at any time for any reason whatsoever, with or without good cause.

(c)
Neither the Option nor any interest or right therein or part thereof shall be assignable or transferable, voluntarily or involuntarily, by operation of law or otherwise and any such assignment or transfer which shall be attempted shall be null and void and of no effect.

(d)	The Company shall at all times while the Option is outstanding reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(e)
Any notice to be given under the terms of this Agreement shall be addressed to the Company at its principal place of business in care of its secretary and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature hereto or at such other address as Optionee subsequently provides written notice to the Company pursuant to this notice provision.

(f)	This Agreement shall not be amended or changed except in writing, signed by the Company and Optionee.

(g)
This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana. In case any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of any other term of this Agreement shall in any way be affected thereby.

(h)	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by or on behalf of the parties hereto on the date first above written.

ORIGIN BANCORP, INC.

By:
Name:
Title:

COMPANY

Name

Address

OPTIONEE